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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
           PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934
                     Date of Report (Date of earliest event
                           reported): January 12, 2004

                               DOR BioPharma, Inc.
             (Exact name of registrant as specified in its chapter)

            Delaware                     1-14778                41-505029
  (State or other jurisdiction         (Commission            (IRS Employer
        of incorporation)              File Number)        Identification No.)

    1691 Michigan Avenue, Suite 435, Miami, FL                     33139
     (Address of principal executive offices)                    (Zip Code)


        Registrant's telephone number, including area code (305) 534-3383


        -----------------------------------------------------------------
          (Former name or former address, if changed since last report)



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


DOR BioPharma, Inc. (the "Company") undertook a review of the qualifications and proposed audit scope and fees of several auditing firms, including Ernst & Young LLP ("Ernst & Young"), the then current auditors of the Company. The Audit Committee of the Company's Board of Directors dismissed Ernst & Young, effective January 12, 2004, and engaged Sweeney, Gates & Co. ("Sweeney") on such date as the Company's independent auditors for the fiscal year ended December 31, 2003.


Ernst & Young's reports on the Company's financial statements for each of the years ended December 31, 2002 and 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.


During the years ended December 31, 2002 and 2001 and through the date of this Form 8-K, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst & Young's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's financial statements for such years.


The Company has provided Ernst & Young with a copy of the foregoing statements. Attached as Exhibit 16.1 is a copy of Ernst & Young's letter dated January 16, 2004, stating its agreement with these statements.


During the years ended December 31, 2002 and 2001 and through the date of this Form 8-K, the Company did not consult Sweeney with respect to the application of accounting principles as to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.


(c) Exhibits


16.1 Letter from Ernst & Young LLP to the Securities and Exchange Commission dated January 16, 2004.



                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DOR BIOPHARMA, INC.


                            By:  /s/ William D Milling
                                 ----------------------
                                     William D Milling
                                     Controller/Treasurer/Secretary

Dated: January 16, 2004
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                                 EXHIBIT INDEX





Exhibit Number             Description

16.1 Letter from Ernst & Young LLP to the Securities and Exchange Commission dated January 16, 2004.